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                                                                    EXHIBIT 99.4

                                 CALAIR L.L.C.
                           CALAIR CAPITAL CORPORATION
                           CONTINENTAL AIRLINES, INC.

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING
                          8 1/8% SENIOR NOTES DUE 2008
                                IN EXCHANGE FOR
                          8 1/8% SENIOR NOTES DUE 2008
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

          ON OCTOBER 6, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

             NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
           AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
                   BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

To Our Clients:


     We are enclosing herewith a Prospectus, dated September 1, 1998, of Calair L.L.C. ("Calair"), a Delaware limited liability company and an indirect subsidiary of Continental Airlines, Inc. ("Continental" or the "Company"), a Delaware corporation, Calair Capital Corporation ("Calair Capital" and, together with Calair, the "Issuers"), a Delaware corporation and a wholly owned subsidiary of Calair, and Continental and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuers and the Company, to exchange the Issuers' 8 1/8% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuers' issued and outstanding 8 1/8% Senior Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.


     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

                                            Very truly yours,
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     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE
TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION
DATE.

                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                           ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:


     The undersigned hereby acknowledges receipt of the Prospectus dated September 1, 1998 (the "Prospectus") of Calair L.L.C. ("Calair"), a Delaware limited liability company and an indirect subsidiary of Continental Airlines, Inc. ("Continental" or the "Company"), Calair Capital Corporation ("Calair Capital" and, together with Calair, the "Issuers"), a Delaware corporation and a wholly owned subsidiary of Calair, and Continental, a Delaware corporation, and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the offer of the Company and the Issuers (the "Exchange Offer") to exchange the Issuers' 8 1/8% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of the Issuers' outstanding 8 1/8% Senior Notes due 2008, (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.


     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

          $                    of the 8 1/8% Senior Notes due 2008.

          With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

             [ ] To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED)
        (IF ANY): $                    .

             [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.


     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned, (ii) the undersigned is not engaged in, does not intend to engage in, and has no arrangement with any person to participate in, a distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuers or the Company or a broker-dealer tendering Old Notes acquired directly from the Issuers or the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.


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                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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